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                                                                EXHIBIT 99(A)(5)

                           OFFER TO PURCHASE FOR CASH

                     UP TO 1,600,000 SHARES OF COMMON STOCK

                                       OF

                                 DSI TOYS, INC.

                                       AT

                              $4.38 NET PER SHARE

                                       BY

                                   MVII, LLC

     THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MAY 25, 1999, UNLESS THE OFFER IS EXTENDED.

                                 April 21, 1999

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated April 21, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase (and any amendments or supplements thereto, collectively) constitute the "Offer") relating to the offer by MVII, LLC, a California limited liability company (the "Purchaser"), to purchase up to 1,600,000 shares of Common Stock, par value $.01 per share (the "Shares"), of DSI Toys, Inc., a Texas corporation (the "Company"), at a purchase price of $4.38 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Shareholders of the Company from the Chairman of the Board and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on
Schedule 14D-9. Holders of Shares whose certificates for such Shares (the "Certificates") are not immediately available or who cannot deliver their Certificates and all other required documents to the depositary (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $4.38 per Share, net to the seller in cash.

          2. The Offer is subject to there being validly tendered and not withdrawn prior to the expiration of the Offer at least 1,600,000 shares and certain other conditions.
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          3. The Offer is being made for up to 1,600,000 shares. If more than
     1,600,000 shares are tendered and not withdrawn prior to the expiration of the Offer, then tendered Shares will be accepted for payment on a pro rata basis, as described in the Offer to Purchase.

          4. The Offer is being made pursuant to the Stock Purchase Agreement (as defined in the Offer to Purchase).

          5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 10 of the Letter of Transmittal.

          6. The Board of Directors of the Company (the "Board") has approved the Offer and the other transactions described in the Offer to Purchase and recommends that the shareholders tender their Shares in the Offer.

          7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Shares, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering shareholders at the same time depending upon when Certificates are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, MAY 25, 1999, UNLESS THE OFFER IS EXTENDED.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

     In those jurisdictions where securities laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Southwest Securities, Inc., the Dealer Manager in the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

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          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
            UP TO 1,600,000 SHARES OF COMMON STOCK OF DSI TOYS, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated April 21, 1999, and the related Letter of Transmittal in connection with the Offer by MVII, LLC, a California limited liability company (the "Purchaser"), to purchase up to 1,600,000 shares of Common Stock, par value $.01 per share (the "Shares"), of DSI Toys, Inc., a Texas corporation.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


           Number of Shares to be Tendered                                   SIGN HERE
-----------------------------------------------------  -----------------------------------------------------
                                                                          (Signature(s))
                                                       -----------------------------------------------------
                                                       -----------------------------------------------------
                                                                          (Print Name(s))
                                                       -----------------------------------------------------
                                                       -----------------------------------------------------
                                                                        (Print Address(es))
                                                       -----------------------------------------------------
                                                                (Area Code and Telephone Number(s))
                                                       -----------------------------------------------------
                                                                    (Taxpayer Identification or
                                                                    Social Security Number(s))

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(1) Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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